Exhibit 1.02

Conflict Minerals Report

Introduction

Our subsidiaries manufacture, market and sell various specialty chemical product lines, including high-quality specialty paints, protective coatings, roofing systems, sealants and adhesives as well as cleaning and dehumidifying products focusing on the maintenance and improvement needs of both the industrial and consumer markets. Our family of products includes those marketed under brand names such as API, Carboline, DAP, Dri-Eaz, Sapphire, EUCO, Fibergrate, Flecto, Flowcrete, Grupo PV, Hummervoll, Universal Sealants, illbruck, Rust-Oleum, Stonhard, Tremco, Viapol, Watco and Zinsser. Our subsidiaries market products in approximately 150 countries and territories and operate manufacturing facilities in approximately 93 locations in the United States, Argentina, Australia, Belgium, Brazil, Canada, Chile, Colombia, France, Germany, India, Italy, Malaysia, Mexico, The Netherlands, Norway, Saudi Arabia, South Africa, Spain, Sweden, Turkey, the United Arab Emirates and the United Kingdom.

After conducting a Reasonable Country of Origin Inquiry (“RCOI”) we do not have actual knowledge that any of our products contain any tin, tantalum, tungsten or gold (“3TG Minerals”) that originated from the Democratic Republic of Congo or its adjoining countries (the “DRC Region”) or 3TG Minerals that were not from scrap or recycled sources. However, the smelters or materials identified by a few suppliers of direct materials for the manufacture of our carpet cleaning equipment, structure drying equipment, powder coating paints and concrete sealer products (the “Scoped Products”) raised questions as to whether those products could potentially contain 3TG Minerals that originated from the DRC Region. Therefore, in accordance with Rule 13p-1 under the Securities Exchange Act (17 CFR 240.13p-1), we more closely scrutinized the supply chain of those products, and are therefore filing this Conflict Minerals Report (“CMR”) to describe the due diligence conducted to determine the origin of any 3TG Minerals in the Scoped Products.

Part I. Due Diligence

A. RCOI

In response to regulations under the Dodd-Frank Wall Street Reform and Consumer Protection Act and its Conflict Minerals provisions (the “Regulations”), we developed a Conflict Minerals Policy (our “Policy”), which is publicly available at www.rpminc.com/worldwide-code-guidelines/ and instituted a RCOI whereby each of our operating companies identified to us all direct material suppliers who provided direct materials during calendar year 2013 that the operating companies believed might possibly contain 3TG Minerals.

We and/or our operating companies sent informational requests to all of the identified direct material suppliers. With the exception of thirteen suppliers who received requests directly from, and who responded directly to, one of our operating companies, all of the identified suppliers who had email addresses received their requests via email, and we submitted and tracked those email requests electronically via a computerized interface (our “IT Interface”) developed by our Information Technology Department. In accordance with our Policy, suppliers who did not have email addresses were contacted by the conflict minerals representative of the operating companies. Our IT Interface email requests directed each supplier to a web-based questionnaire to which each supplier would log-in using a discrete identifying number. Per our Policy, suppliers who were contacted directly by an operating company were asked to answer a questionnaire substantially similar to our web-based questionnaire. The questionnaires, regardless of form, were modeled after the Electronic Industry Citizenship Coalition’s (“EICC”) Conflict Minerals Reporting Template and were designed to ascertain from each supplier:

¡	what products they supplied during 2013 to each respective operating company;

¡	which products, if any, contained any 3TG Minerals; and

¡	in the event that a supplier identified the presence of a 3TG Mineral, information as to where the 3TG Mineral originated or whether there was any reason to believe that the 3TG Mineral originated from the DRC Region.

The questionnaires included questions about each supplier’s conflict minerals policy and inquired about each supplier’s RCOI or due diligence procedures related to conflict minerals sourcing. Furthermore, the questionnaire requested the identification of known smelters used to process any disclosed 3TG Minerals. Supplier responses, regardless of form, were tracked by us and are stored electronically.

From January 28, 2014 through May 15, 2014, over 4,900 initial requests were sent to suppliers to answer questionnaires, and non-responding suppliers were reminded via email approximately every 21 days to respond. Additionally, beginning in February 2014, periodic reports were sent to the conflict minerals representatives of each operating company. Those reports listed which of the respective operating company suppliers had not yet responded, and which had responded and identified any products reported by suppliers as either containing or being “unknown” for the presence of 3TG Minerals. On or about April 1, 2014, the conflict minerals representatives initiated more direct contact methods with their respective company’s suppliers who had not responded to prior email reminders. By May 15, 2014, responses to approximately 70% of the initial requests were submitted to us by suppliers either electronically or through separate correspondence. After a review of the responses, certain individual suppliers that submitted ambiguous or unclear responses were contacted in an attempt to clarify their answers.

We reviewed the responses to our RCOI from all suppliers who indicated the existence of, or provided an answer of “unknown” for the existence of, 3TG Minerals. Based upon this RCOI we determined that further due diligence was only required on the Scoped Products.

B. Due Diligence Conducted on the Scoped Products’ 3TG Minerals Chain of Custody

1. Framework

We referred to the Second Edition of the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Due Diligence Framework”) and applied that internationally recognized framework to conduct our due diligence efforts. That framework incorporated and included the RCOI procedures.

2. Due Diligence Measures Performed

In accordance with the OECD Due Diligence Framework we incorporated the following measures during our due diligence of the Scoped Products:

a)	Policy: We developed a Policy designed to identify whether any 3TG Minerals in any of our products originated from the DRC Region. This Policy is applicable to all of our subsidiaries and identifies the procedures each subsidiary must incorporate for internal communications as well as communications with their suppliers and customers to ensure compliance with the Regulations. The Policy is publically available at www.rpminc.com/worldwide-code-guidelines/.

b)	Internal Management Structure: Compliance with the Policy is supervised by RPM’s Director of Global Compliance and the Policy is administered and implemented by RPM’s Global Strategic Sourcing Team (“GSST”), a committee composed of the senior purchasing agents representing most of our subsidiaries. Details regarding the direct management and internal and external communication requirements under the Policy have been previously described in the Policy, which is publically available, and under the RCOI section above, both of which are incorporated herein by reference.

c)	Controls, Transparency, Engagement with Suppliers and Customers: Due to our decentralized operations, the Policy requires that each subsidiary company identify a person responsible to conduct the RCOI and due diligence for the subsidiary company and to communicate with that company’s suppliers and maintain close coordination with the GSST and RPM’s Director of Global Compliance regarding conflict minerals matters. To facilitate those efforts, starting in February through mid-May 2014, the individual responsible for our conflict minerals IT Interface submited periodic reports to each subsidiary company’s conflict minerals representative identifying which of that respective company’s suppliers had responded to questionnaires, which had not, and described relevant RCOI responses to the questionnaires. In order to ensure transparency and accurate reporting to our customers, the subsidiary company representatives are directed to communicate with and share the information received from their suppliers with the customer service, sales or other company employees who may be responding to customer inquiries regarding conflict minerals.

d)	Company Level Grievance Mechanism: As the Policy is applicable to all of our subsidiary companies, any violation of the Policy may be reported by anyone in accordance with our Values & Expectations of 168, which are adopted as our Code of Business Conduct and Ethics (the “Code”). Options for disclosure under the Code include, but are not limited to, contacting RPM’s Hotline where permitted by law. Additionally, the Policy requires the subsidiary company representatives to report any non-responsive suppliers to RPM’s Director of Global Compliance and to the GSST. The Code is publically available at www.rpminc.com/about-rpm/worldwide-code-guidelines/ and instructions for the Hotline are available at www.rpminc.com/hotline/.

e)	Identification and Assessment of Risk in the Supply Chain: Based upon the nature of the products manufactured by our companies, the de minimis quantities of any 3TG Minerals that would be necessary to the functionality and production and contained in any of our products, and the relatively small percentage of the global supply of 3TG Minerals originating from the DRC Region, particularly as applicable to tin which would be the most likely 3TG Mineral to be found in our products, we believe that the risk that any suppliers are providing any 3TG Minerals to us that benefit the conflict in the DRC Region is very remote. However, as a result of our varied and diversified product lines, the global supply chain from which we source, the small amount of 3TG Minerals in our products, and the numerous suppliers with which we transact, it is unduly cumbersome and cost prohibitive at this time for us to conduct risk assessments independently for each supplier providing materials for each product. Consequently, the Policy provides that unless previously approved, an RCOI will be conducted on all supplied direct materials during the year prior to the reporting date. During the RCOI process, all suppliers are simultaneously asked questions to determine whether they know from which smelters their 3TG Minerals have been processed and what, if any, conflict free policies and due diligence procedures they have in place. Questions related to smelters and to their due diligence procedures are required as part of applicable post-RCOI due diligence requirements, and are asked along with the RCOI questions in order to expedite due diligence and limit the volume of required communications with any individual supplier.

f)	Design to Respond to Identified Risks: Through various channels identified within the Policy, we have a system whereby responses from suppliers can be “flagged” either at the RPM or at the subsidiary company level if it rises to the level that causes someone to believe that a 3TG Mineral from the DRC Region is present in one of our products. When that occurs, review of the entirety of the due diligence portion of the questionnaire submitted to the relevant supplier is evaluated by an RPM representative or the relevant subsidiary company’s conflict minerals representative and if needed the supplier will be contacted in order to clarify answers and to further identify smelters, the chain of custody of the direct material, and to attempt to determine whether any mineral may have benefited the conflict in the DRC Region. Furthermore, in accordance with the Policy, any non-responsive suppliers may be considered by the GSST and the management of any applicable subsidiary for actions designed to mitigate any risks of non-compliant behavior by a supplier that is related to conflict minerals.

g)	Follow-up with Relevant Suppliers: During the RCOI process we received written responses from one or more suppliers of direct materials used to manufacture carpet cleaning equipment, structure drying equipment, powder coating paint and concrete sealer products that raised questions as to whether one or more 3TG Minerals contained within those products may have originated from the DRC Region. As a result, we used the due diligence measures described above with respect to these suppliers. Specifically, we further reviewed the answers to all questions from the original questionnaires answered by those suppliers. Moreover, when the due diligence section of the questionnaire was not clear, we asked additional and specific questions of suppliers in an attempt to identify any smelters used to process their supplied direct materials and to determine whether through their due diligence efforts the suppliers have been able to identify whether the sourced direct materials did in fact originate from the DRC Region, and if so whether they determined whether any sourced minerals benefited the armed conflict in the DRC Region. The additional questions did clarify previously given answers, but ultimately did not lead to a more detailed understanding of the full chain of custody for any of the materials.

3. Independent Private Sector Audit

Based upon the SEC’s guidance provided in its April 29, 2014 Statement on the Effects of the Recent Court of Appeals Decision on the Conflict Minerals Rule, an independent private sector audit of the due diligence framework conducted by us is not required for this CMR.

4. Risk Mitigation/Future Due Diligence Measures

We are continuing to develop our IT Interface. Based upon lessons learned during this reporting period, we are considering modifying our IT Interface so that the data within it is directly available to each of the subsidiary companies’ conflict mineral representatives and the companies’ customer service representatives so that they will be able to personally access the information relating to their suppliers within the database. This will improve the transparency of the supplier information available to each subsidiary company and will streamline information flow thereby facilitating the ability of each purchasing agent to communicate with his or her suppliers. Additionally, we will disclose to the GSST the identity of all suppliers who were non-responsive to our questionnaires during this reporting period. With this information, the GSST will be able to identify which suppliers may require specialized training or consultation regarding our commitment to adherence with all U.S. and applicable foreign countries’ regulations pertaining to conflict minerals and the importance that those suppliers cooperate with us to comply with those regulations. The information will also facilitate the GSST’s ability to identify other mitigating factors and remedies in an effort to obtain full cooperation from all of our suppliers.

Part II. Scoped Product Descriptions and Information Known Regarding Chain of Custody of Scoped Products

As a result of the due diligence conducted on the Scoped Products as described in Part I, the following relevant information is provided:

A. Carpet Cleaning Equipment and Structure Cleaning Equipment

1. 3TG Minerals: Tin, Tantalum, Gold and Tungsten are all relevant to this product.

2. Smelters and Origin: List understood by RPM to be known smelters for these products.

Metal	Smelter Reference List	Standard Smelter Name	Smelter Facility Location

Gold	AGR Matthey	Western Australian Mint trading as The Perth Mint	AUSTRALIA

Gold	Aida Chemical Industries Co. Ltd.	Aida Chemical Industries Co. Ltd.	JAPAN

Gold	Allgemeine Gold- und Silberscheideanstalt A.G.	Allgemeine Gold- und Silberscheideanstalt A.G.	GERMANY

Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN

Gold	AngloGold Ashanti Mineração Ltda	AngloGold Ashanti Mineração Ltda	BRAZIL

Gold	AngloGold Ashanti Mineração Ltda	AngloGold Ashanti Mineração Ltda	BRAZIL

Gold	Argor-Heraeus SA	Argor-Heraeus SA	SWITZERLAND

Gold	Asahi Pretec Corp	Asahi Pretec Corporation	JAPAN

Gold	Asaka Riken Co Ltd	Asaka Riken Co Ltd	JAPAN

Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY

Gold	Aurubis AG	Aurubis AG	GERMANY

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES

Gold	Boliden AB	Boliden AB	SWEDEN

Gold	Caridad	Caridad	MEXICO

Gold	Cendres & Métaux SA	Cendres & Métaux SA	SWITZERLAND

Gold	Chimet SpA	Chimet SpA	ITALY

Gold	Chugai Mining	Chugai Mining	JAPAN

Gold	Codelco	Codelco	CHILE

Gold	Daejin Indus Co. Ltd	Daejin Indus Co. Ltd	KOREA, REPUBLIC OF

Gold	DaeryongENC	DaeryongENC	KOREA, REPUBLIC OF

Gold	Do Sung Corporation	Do Sung Corporation	KOREA, REPUBLIC OF

Gold	Dowa	Dowa	JAPAN

Gold	Dowa Metals & Mining Co. Ltd	Dowa	JAPAN

Gold	FSE Novosibirsk Refinery	FSE Novosibirsk Refinery	RUSSIAN FEDERATION

Gold	Heimerle + Meule GmbH	Heimerle + Meule GmbH	GERMANY

Gold	Heraeus Germany	Heraeus Precious Metals GmbH & Co. KG	GERMANY

Gold	Heraeus Hong Kong	Heraeus Ltd Hong Kong	HONG KONG

Gold	Heraeus Ltd Hong Kong	Heraeus Ltd Hong Kong	HONG KONG

Gold	Heraeus Precious Metals GmbH & Co. KG	Heraeus Precious Metals GmbH & Co. KG	GERMANY

Gold	Hwasung CJ Co. Ltd	Hwasung CJ Co. Ltd	KOREA, REPUBLIC OF

Gold	Ishifuku Metal Industry Co., Ltd.	Ishifuku Metal Industry Co., Ltd.	JAPAN

Gold	Istanbul Gold Refinery	Istanbul Gold Refinery	TURKEY

Gold	Japan Mint	Japan Mint	JAPAN

Gold	Jiangxi Copper Company Limited	Jiangxi Copper Company Limited	CHINA

Gold	JM Canada	Johnson Matthey Limited	CANADA

Gold	JM USA	Johnson Matthey Inc	UNITED STATES

Gold	Johnson Matthey Inc	Johnson Matthey Inc	UNITED STATES

Gold	Johnson Matthey Limited	Johnson Matthey Limited	CANADA

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	JSC Ekaterinburg Non- Ferrous Metal Processing Plant	RUSSIAN FEDERATION

Gold	JSC Uralectromed	JSC Uralectromed	RUSSIAN FEDERATION

Gold	JX Nippon Mining & Metals Co., Ltd	JX Nippon Mining & Metals Co., Ltd	JAPAN

Gold	Kazzinc Ltd	Kazzinc Ltd	KAZAKHSTAN

Gold	Kennecott Utah Copper LLC	Kennecott Utah Copper LLC	UNITED STATES

Gold	Kojima Chemicals Co. Ltd	Kojima Chemicals Co. Ltd	JAPAN

Gold	Korea Metal Co. Ltd	Korea Metal Co. Ltd	KOREA, REPUBLIC OF

Gold	Kyrgyzaltyn JSC	Kyrgyzaltyn JSC	KYRGYZSTAN

Gold	L’ azurde Company For Jewelry	L’ azurde Company For Jewelry	SAUDI ARABIA

Gold	LS-Nikko Copper Inc	LS-Nikko Copper Inc	KOREA, REPUBLIC OF

Gold	Materion	Materion	UNITED STATES

Gold	Matsuda Sangyo Co. Ltd	Matsuda Sangyo Co. Ltd	JAPAN

Gold	Metalor Technologies (Hong Kong) Ltd	Metalor Technologies (Hong Kong) Ltd	HONG KONG

Gold	Metalor Technologies SA	Metalor Technologies SA	SWITZERLAND

Gold	Metalor USA Refining Corporation	Metalor USA Refining Corporation	UNITED STATES

Gold	Met-Mex Peñoles, S.A.	Met-Mex Peñoles, S.A.	MEXICO

Gold	Mitsubishi Materials Corporation	Mitsubishi Materials Corporation	JAPAN

Gold	Mitsui Mining and Smelting Co., Ltd.	Mitsui Mining and Smelting Co., Ltd.	JAPAN

Gold	Moscow Special Alloys Processing Plant	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION

Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY

Gold	Navoi Mining and Metallurgical Combinat	Navoi Mining and Metallurgical Combinat	UZBEKISTAN

Gold	Nihon Material Co. LTD	Nihon Material Co. LTD	JAPAN

Gold	Ohio Precious Metals LLC.	Ohio Precious Metals LLC.	UNITED STATES

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION

Gold	OJSC Kolyma Refinery	OJSC Kolyma Refinery	RUSSIAN FEDERATION

Gold	OPM	Ohio Precious Metals LLC.	UNITED STATES

Gold	PAMP SA	PAMP SA	SWITZERLAND

Gold	Pan Pacific Copper Co. LTD	Pan Pacific Copper Co. LTD	JAPAN

Gold	Perth Mint (Western Australia Mint)	Western Australian Mint trading as The Perth Mint	AUSTRALIA

Gold	Prioksky Plant of Non-Ferrous Metals	Prioksky Plant of Non- Ferrous Metals	RUSSIAN FEDERATION

Gold	PT Aneka Tambang (Persero) Tbk	PT Aneka Tambang (Persero) Tbk	INDONESIA

Gold	PX Précinox SA	PX Précinox SA	SWITZERLAND

Gold	Rand Refinery (Pty) Ltd	Rand Refinery (Pty) Ltd	SOUTH AFRICA

Gold	Royal Canadian Mint	Royal Canadian Mint	CANADA

Gold	Sabin Metal Corp.	Sabin Metal Corp.	UNITED STATES

Gold	SAMWON METALS Corp.	SAMWON METALS Corp.	KOREA, REPUBLIC OF

Gold	Schone Edelmetaal	Schone Edelmetaal	NETHERLANDS

Gold	SEMPSA Joyeria Plateria SA	SEMPSA Joyeria Plateria SA	SPAIN

Gold	Shandong Gold Mining (Laizhou)	The Refinery of Shandong Gold Mining Co., Ltd	CHINA

Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA

Gold	Smelter Not Listed	Mitsubishi Materials Corporation	JAPAN

Gold	Smelter Not Listed	Kennecott Utah Copper	UNITED STATES

Gold	Smelter not yet identified	Heraeus USA	UNITED STATES

Gold	Solar Applied Materials Technology Corp.	Solar Applied Materials Technology Corp.	TAIWAN

Gold	Sumitomo Metal Mining Co. Ltd.	Sumitomo Metal Mining Co. Ltd.	JAPAN

Gold	Suzhou Xingrui Noble	Suzhou Xingrui Noble	CHINA

Gold	Tanaka Kikinnzoku Kogyo K.K.	Tanaka Kikinzoku Kogyo K.K.	JAPAN

Gold	The Great Wall Gold and Silver Refinery of China	The Great Wall Gold and Silver Refinery of China	CHINA

Gold	The Refinery of Shandong Gold Mining Co. Ltd	The Refinery of Shandong Gold Mining Co. Ltd	CHINA

Gold	Tokuriki Honten Co. Ltd	Tokuriki Honten Co. Ltd	JAPAN

Gold	Tokuriki Tokyo Melters Assayers	Tokuriki Honten Co., Ltd	JAPAN

Gold	Torecom	Torecom	KOREA, REPUBLIC OF

Gold	Umicore Brasil Ltda	Umicore Brasil Ltda	BRAZIL

Gold	Umicore SA	Umicore SA Business Unit Precious Metals Refining	BELGIUM

Gold	Umicore SA Business Unit Precious Metals Refining	Umicore SA Business Unit Precious Metals Refining	BELGIUM

Gold	United Precious Metal Refining, Inc.	United Precious Metal Refining, Inc.	UNITED STATES

Gold	Valcambi SA	Valcambi SA	SWITZERLAND

Gold	Western Australian Mint trading as The Perth Mint	Western Australian Mint trading as The Perth Mint	AUSTRALIA

Gold	Xstrata Canada Corporation	Xstrata Canada Corporation	CANADA

Gold	Yokohama Metal Co Ltd	Yokohama Metal Co Ltd	JAPAN

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA

Gold	Zijin Mining Group Co. Ltd	Zijin Mining Group Co. Ltd	CHINA

Tantalum	Conghua Tantalum and Niobium Smeltry	Conghua Tantalum and Niobium Smeltry	CHINA

Tantalum	Duoluoshan	Duoluoshan	CHINA

Tantalum	Exotech Inc.	Exotech Inc.	UNITED STATES

Tantalum	F&X	F&X	CHINA

Tantalum	Gannon & Scott	Gannon & Scott	UNITED STATES

Tantalum	Global Advanced Metals	Global Advanced Metals	UNITED STATES

Tantalum	H.C. Starck GmbH	H.C. Starck GmbH	GERMANY

Tantalum	Hi-Temp	Hi-Temp	UNITED STATES

Tantalum	JiuJiang JinXin Nonferrous Metals Co. Ltd.	JiuJiang JinXin Nonferrous Metals Co. Ltd.	CHINA

Tantalum	Kemet Blue Powder	Kemet Blue Powder	UNITED STATES

Tantalum	Mitsui Mining & Smelting	Mitsui Mining & Smelting	JAPAN

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA

Tantalum	Plansee	Plansee	AUSTRIA

Tantalum	RFH	RFH	CHINA

Tantalum	Solikamsk Metal Works	Solikamsk Metal Works	RUSSIAN FEDERATION

Tantalum	Taki Chemicals	Taki Chemicals	JAPAN

Tantalum	Tantalite Resources	Tantalite Resources	SOUTH AFRICA

Tantalum	Telex	Telex	UNITED STATES

Tantalum	Ulba	Ulba	KAZAKHSTAN

Tantalum	Zhuzhou Cement Carbide	Zhuzhou Cement Carbide	CHINA

Tin	CNMC (Guangxi) PGMA Co. Ltd.	CNMC (Guangxi) PGMA Co. Ltd.	CHINA

Tin	Cookson	Cookson	UNITED STATES

Tin	Cooper Santa	Cooper Santa	BRAZIL

Tin	CV DS Jaya Abadi	PT Stanindo Inti Perkasa	INDONESIA

Tin	CV Duta Putra Bangka	CV Duta Putra Bangka	INDONESIA

Tin	CV JusTindo	CV JusTindo	INDONESIA

Tin	CV Makmur Jaya	CV Makmur Jaya	INDONESIA

Tin	CV Nurjanah	CV Nurjanah	INDONESIA

Tin	CV Prima Timah Utama	CV Prima Timah Utama	INDONESIA

Tin	CV Serumpun Sebalai	CV Serumpun Sebalai	INDONESIA

Tin	CV United Smelting	CV United Smelting	INDONESIA

Tin	EM Vinto	EM Vinto	BOLIVIA

Tin	EM Vinto	EM Vinto	BOLIVIA

Tin	Fenix Metals	Fenix Metals	POLAND

Tin	Funsur	Minsur	PERU

Tin	Geiju Non-Ferrous Metal Processing Co. Ltd.	Geiju Non-Ferrous Metal Processing Co. Ltd.	CHINA

Tin	Gejiu Zi-Li	Gejiu Zi-Li	CHINA

Tin	Gold Bell Group	Gold Bell Group	CHINA

Tin	Huichang Jinshunda Tin Co. Ltd	Huichang Jinshunda Tin Co. Ltd	CHINA

Tin	Jiangxi Nanshan	Jiangxi Nanshan	CHINA

Tin	Kai Unita Trade Limited Liability Company	Kai Unita Trade Limited Liability Company	CHINA

Tin	Linwu Xianggui Smelter Co	Linwu Xianggui Smelter Co	CHINA

Tin	Liuzhou China Tin	Liuzhou China Tin	CHINA

Tin	Malaysia Smelting Corp	Malaysia Smelting Corporation (MSC)	MALAYSIA

Tin	Malaysia Smelting Corporation (MSC)	Malaysia Smelting Corporation (MSC)	MALAYSIA

Tin	Metallo Chimique	Metallo Chimique	BELGIUM

Tin	Mineração Taboca S.A.	Mineração Taboca S.A.	BRAZIL

Tin	Minmetals Ganzhou Tin Co. Ltd.	Minmetals Ganzhou Tin Co. Ltd.	CHINA

Tin	Minsur	Minsur	PERU

Tin	Minsur	Funsur	PERU

Tin	Minsur S.A. Tin Metal	Minsur	PERU

Tin	Mitsubishi Materials Corporation	Mitsubishi Materials Corporation	JAPAN

Tin	Novosibirsk Integrated Tin Works	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION

Tin	OMSA	OMSA	BOLIVIA

Tin	PT Alam Lestari Kencana	PT Alam Lestari Kencana	INDONESIA

Tin	PT Artha Cipta Langgeng	PT Artha Cipta Langgeng	INDONESIA

Tin	PT Babel Inti Perkasa	PT Babel Inti Perkasa	INDONESIA

Tin	PT Babel Surya Alam Lestari	PT Babel Surya Alam Lestari	INDONESIA

Tin	PT Bangka Kudai Tin	PT Bangka Kudai Tin	INDONESIA

Tin	PT Bangka Putra Karya	PT Bangka Putra Karya	INDONESIA

Tin	PT Bangka Timah Utama Sejahtera	PT Bangka Timah Utama Sejahtera	INDONESIA

Tin	PT Bangka Tin Industry	PT Bangka Tin Industry	INDONESIA

Tin	PT Belitung Industri Sejahtera	PT Belitung Industri Sejahtera	INDONESIA

Tin	PT BilliTin Makmur Lestari	PT BilliTin Makmur Lestari	INDONESIA

Tin	PT Bukit Timah	PT Bukit Timah	INDONESIA

Tin	PT DS Jaya Abadi	PT DS Jaya Abadi	INDONESIA

Tin	PT Eunindo Usaha Mandiri	PT Eunindo Usaha Mandiri	INDONESIA

Tin	PT Fang Di MulTindo	PT Fang Di MulTindo	INDONESIA

Tin	PT HP Metals Indonesia	PT HP Metals Indonesia	INDONESIA

Tin	PT Koba Tin	PT Koba Tin	INDONESIA

Tin	PT Mitra Stania Prima	PT Mitra Stania Prima	INDONESIA

Tin	PT Refined Banka Tin	PT Refined Banka Tin	INDONESIA

Tin	PT Sariwiguna Binasentosa	PT Sariwiguna Binasentosa	INDONESIA

Tin	PT Stanindo Inti Perkasa	PT Stanindo Inti Perkasa	INDONESIA

Tin	PT Sumber Jaya Indah	PT Sumber Jaya Indah	INDONESIA

Tin	PT Tambang Timah	PT Tambang Timah	INDONESIA

Tin	PT Timah	PT Timah	INDONESIA

Tin	PT Timah Nusantara	PT Timah Nusantara	INDONESIA

Tin	PT Tinindo Inter Nusa	PT Tinindo Inter Nusa	INDONESIA

Tin	PT Yinchendo Mining Industry	PT Yinchendo Mining Industry	INDONESIA

Tin	Smelter Not Listed	PT Stanindo Inti Perkasa	INDONESIA

Tin	Taboca	Mineração Taboca S.A.	BRAZIL

Tin	Thaisarco	Thaisarco	THAILAND

Tin	White Solder Metalurgia	White Solder Metalurgia	BRAZIL

Tin	Yunnan Chengfeng	Yunnan Chengfeng	CHINA

Tin	Yunnan Chengfeng	Yunnan Chengfeng	CHINA

Tin	Yunnan Tin Company Limited	Yunnan Tin Company Limited	CHINA

Tungsten	A.L.M.T. Corp.	A.L.M.T. Corp.	JAPAN

Tungsten	ATI Tungsten Materials	ATI Tungsten Materials	UNITED STATES

Tungsten	Chaozhou Xianglu Tungsten Industry Co Ltd	Chaozhou Xianglu Tungsten Industry Co Ltd	CHINA

Tungsten	China Minmetals Corp	China Minmetals Nonferrous Metals Co Ltd	CHINA

Tungsten	China Minmetals Nonferrous Metals Co Ltd	China Minmetals Nonferrous Metals Co Ltd	CHINA

Tungsten	Chongyi Zhangyuan Tungsten Co Ltd	Chongyi Zhangyuan Tungsten Co Ltd	CHINA

Tungsten	Dayu Weiliang Tungsten Co., Ltd.	Dayu Weiliang Tungsten Co., Ltd.	CHINA

Tungsten	Fujian Jinxin Tungsten Co., Ltd.	Fujian Jinxin Tungsten Co., Ltd.	CHINA

Tungsten	Ganzhou Grand Sea W & Mo Group Co Ltd	Ganzhou Grand Sea W & Mo Group Co Ltd	CHINA

Tungsten	Global Tungsten & Powders Corp	Global Tungsten & Powders Corp	UNITED STATES

Tungsten	HC Starck GmbH	HC Starck GmbH	GERMANY

Tungsten	Hunan Chenzhou Mining Group Co	Hunan Chenzhou Mining Group Co	CHINA

Tungsten	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	CHINA

Tungsten	Japan New Metals Co Ltd	Japan New Metals Co Ltd	JAPAN

Tungsten	Jiangxi Rare Earth & Rare Metals Tungsten Group Corp	Jiangxi Rare Earth & Rare Metals Tungsten Group Corp	CHINA

Tungsten	Jiangxi Tungsten Industry Co Ltd	Jiangxi Tungsten Industry Group Co Ltd	CHINA

Tungsten	Jiangxi Tungsten Industry Group Co Ltd	Ganzhou Huaxing Tungsten
Products Co. Ltd.,Ganzhou
Huaxin Tungsten Products
Ltd,JTGC,China National
Nonferrous,China National
Nonferrous Metals Imp. &
Exp. Jiangxi Corporation
Ltd.,CNIECJX,Jiangxi
		Tungsten Co Ltd	CHINA

Tungsten	Kennametal Inc.	Kennametal Inc.	UNITED STATES

Tungsten	Tejing (Vietnam) Tungsten Co Ltd	Tejing (Vietnam) Tungsten Co Ltd	VIETNAM

Tungsten	Wolfram Bergbau und Hütten AG	Wolfram Bergbau und Hütten AG	AUSTRIA

Tungsten	Wolfram Company CJSC	Wolfram Company CJSC	RUSSIAN FEDERATION

Tungsten	Xiamen Tungsten Co Ltd	Xiamen Tungsten Co Ltd	CHINA

Tungsten	Zhuzhou Cemented Carbide Group Co Ltd	Zhuzhou Cemented Carbide Group Co Ltd	CHINA

B. Powder Coating Paint and Conrete Sealer Products

1. 3TG Mineral: The relevant 3TG mineral identified by suppliers was tin.

2. Smelters and Origin: List understood by RPM to be known smelters for these products.

Metal	Smelter Reference List	Standard Smelter Name	Smelter Facility Location

Tin	Malaysia Smelting Corporation (MSC)	Malaysia Smelting Corporation (MSC)	MALAYSIA

Tin	Minsur S.A. Tin Metal	Minsur	PERU

Tin	Thailand Smelting and Refining Co. Ltd.	Thaisarco	THAILAND

Tin	YTCL	Yunnan Tin Company Limited	CHINA